UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 1, 2015

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

                           Seattle, WA 98101

(Address of principal executive offices and zip code)

                              (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

GrowLife, Inc. (the “Company”) entered into a 6% Senior Secured Convertible Note on March 16, 2012. On April 1, 2015, the Company entered into Amendment 1 of the Amended and Restated 6% Senior Secured Convertible Notes with the two holders. The Amendment 1 provides for interest of 12% effective April 8, 2014 and extends the due date to September 15, 2015. Per the terms of the Amendment 1, the principal of $413,680 and accrued interest can be converted into shares of the Company’s common stock at a per share conversion price of $0.007.

The foregoing description of the Amendment 1 to the Amended and Restated 6% Senior Secured Convertible Notes is qualified in its entirety by reference to the Amendment 1 to the Amended and Restated 6% Senior Secured Convertible Notes, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference into this 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment 1 to Amended and Restated 6% Senior Secured Convertible Note with Andrew J. Gentile.

10.2	Amendment 1 to Amended and Restated 6% Senior Secured Convertible Note with Jordan W. Scott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: April 8, 2015	By:	/s/ Marco Hegyi
Marco Hegyi
President